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                                Exhibit 10.6



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                              SERVICE AGREEMENT


         This Service Agreement is made as of the 1st day of November, 2006 between Pinnacle Consulting, Inc., a Missouri corporation ("PROVIDER"), and FutureFuel Corp., a Delaware corporation ("RECIPIENT").

                                  RECITALS

         A. Recipient is in need of certain financial, accounting and other services.

         B. Provider is willing to provide such services to Recipient on the terms set forth herein.

                                  AGREEMENT

         In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows.

1. DEFINITIONS. For purposes of this Agreement, the following capitalized terms have the following meanings.

         "ACCOUNTING SERVICES" means any tax, accounting, financial or payroll reporting services requested by Recipient, including: (i) the preparation of general ledgers and monthly or other periodic accounting statements, reports and Financial Statements; (ii) the obtaining of necessary licenses and permits; and (iii) the filing of tax returns and other reports or records with appropriate Governmental Authorities.

         "AFFILIATE" means: (i) any person which, directly or indirectly, is in control of, is controlled by or is under common control with the party for whom an affiliate is being determined; or (ii) any person who is a director or officer (or comparable position) of any person described in clause (i) above or of the party for whom an affiliate is being determined. For purposes hereof, control of a person means the power, direct or indirect, to: (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such person; or (b) direct or cause the direction of the management and policies of such person, whether by contract or otherwise and either alone or in conjunction with others.

         "AGREEMENT" means this Service Agreement, including all Exhibits hereto.

         "CONFIDENTIAL INFORMATION" means: (i) information not available to the public concerning Provider's business and financial affairs delivered by or on behalf of Provider to Recipient; (ii) information not available to the public concerning Recipient's business and financial affairs delivered by or on behalf of Recipient to Provider; and (iii) analyses, compilations, forecasts, studies and other documents prepared on the basis of such information by the parties or their agents, representatives, Affiliates, employees or consultants.

         "DATA PROCESSING SERVICE" means that computer and data processing personnel time required to develop, maintain and run the necessary programs to prepare and store Recipient's operating, financial and tax reports, Financial Statements, billing statements and payroll and other records, all as requested by Recipient.

         "DISCLOSING PARTY" has the meaning set forth in Section 11.4.


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         "FINANCIAL SERVICES" means: (i) processing the payment of
expenditures; (ii) negotiating with lenders and servicing all loans; (iii) opening bank accounts; (iv) managing investments; (v) performing bookkeeping and record keeping associated with the foregoing; and (vi) performing any other financial services; all as requested by Recipient.

         "FINANCIAL STATEMENTS" means the consolidated and consolidating financial statements of Recipient and Recipient's Subsidiaries for the applicable period, containing balance sheets, statements of income, changes in stockholders' equity and cash flow, prepared in accordance with GAAP on a consistent basis, and includes all notes thereto.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

         "GENERAL ADMINISTRATIVE SERVICES" means those general office services requested by Recipient, including secretarial and clerical work.

         "PROVIDER" has the meaning set forth in the opening paragraph of this Agreement.

         "RECIPIENT" has the meaning set forth in the opening paragraph of this Agreement.

         "SERVICES" means, collectively, the Accounting Services, the Data Processing Services, the Financial Services and the General Administrative Services.

         "SUBSIDIARY" with respect to any person means: (i) any corporation of which such person and its other Subsidiaries own not less than 50% of the outstanding stock of such corporation having ordinary voting power for the election of directors of such corporation; (ii) any limited liability company in which such person is a manager thereof (if management of the limited liability company is vested in one or managers) or in which such person and its other Subsidiaries own not less than 50% of the outstanding member interests of such limited liability company (if management of the limited liability company is vested in members); or (iii) any partnership, limited or general, in which such person is a general partner.

2. SERVICES PROVIDED. Subject to the terms and conditions hereof, during the term of this Agreement, Provider agrees to provide Recipient and its Affiliates with all requested Services.

3. COMPENSATION FOR SERVICES. In consideration of Provider providing the Services hereunder, Recipient agrees to pay to or for the account of Provider, within ten days of invoice, for employees or independent consultants of Provider in performing the Services the amounts set forth on Exhibit A. In addition, Recipient agrees to reimburse Provider, within ten days of invoice, for the reasonable, out-of-pocket ordinary and necessary business expenses incurred by Provider in performing the Services for Recipient hereunder.

4. INVOICING. Provider agrees to invoice Recipient not more regularly than monthly for the Services provided by Provider to Recipient hereunder.

5. EMPLOYEES. Provider agrees that all personnel providing the Services to Recipient required hereunder are the employees or independent consultants of Provider and in no event are any such personnel employees (nor are they to be deemed to be employees) of Recipient.

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6.       COMPLIANCE WITH LAWS. Provider agrees that all Services provided to
Recipient hereunder will comply with all applicable laws in all material respects.

7. WARRANTIES AND DAMAGES. Provider makes no warranty regarding any Service provided by Provider to Recipient hereunder except as set forth in
Section 6. Provider will not be liable to Recipient for any damages resulting from the delay or failure in providing a Service hereunder if the delay or failure was caused by events beyond Provider's control.

8. TERM. This Agreement remains effective until terminated by either party upon 30 days prior written notice to the other party. Notwithstanding any such termination, Recipient is obligated to pay any amounts owed to Provider hereunder through the date of such termination.

9. RECORDS. Any and all financial records, computer records or other data or documentation that Provider prepares on behalf of Recipient in providing the Services as set forth in this Agreement are the property of Recipient. Provider agrees to deliver reasonably promptly such records, data and documentation to Recipient upon Recipient's request therefor and upon the termination of this Agreement. The obligation of Provider to release any such records, data and documentation related to or stored on behalf of Recipient, including that which is in Provider's computer or computer programs or software, survives the termination of this Agreement.

10. RIGHT TO AUDIT. Recipient has the right, upon reasonable notice and during reasonable times, to review Provider's books and records with respect to the Services provided by Provider to Recipient in accordance with this Agreement.

11.      MISCELLANEOUS.

         11.1. AMENDMENT AND MODIFICATION. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

         11.2. ASSIGNMENTS. No party may assign or transfer, voluntarily or involuntarily, by operation of law (including a merger or consolidation), judicial decree or otherwise, any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party, which consent may not be unreasonably withheld.

         11.3. CAPTIONS. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         11.4. CONFIDENTIALITY. Each party agrees to maintain any Confidential Information that it may receive from the other party confidential and may not disclose such information to any person without the prior written consent of the party originally furnishing such Confidential Information. However, a party (the "DISCLOSING PARTY") may disclose such Confidential
                  Information: (i) to legal counsel of the Disclosing Party;
                  (ii) to other professional advisors of the Disclosing Party (but only if they have been informed of the confidential nature of such Confidential Information and agree in writing to be bound by the terms of this Section); (iii) to regulatory officials having jurisdiction over the Disclosing Party; and (iv) as required by law or legal process or in connection with any legal proceeding to which the Disclosing Party is a party or is otherwise subject. In each such event (other than pursuant to clause (i)), the Disclosing Party, prior to such disclosure, is to inform the party originally furnishing such


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                  Confidential Information. The obligations of the parties
                  under this Section survive the termination of this Agreement.

         11.5. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any person include such person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) "including" is not limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) section and Exhibit references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and
                  (ix) general or specific references to any law mean such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

         11.6. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

         11.7. COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

         11.8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

         11.9. EXHIBITS. All of the Exhibits attached to this Agreement are deemed incorporated herein by reference.

         11.10. FAILURE OR DELAY. No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

         11.11. FURTHER ASSURANCES. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

         11.12. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

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         11.13.   NO JOINT VENTURE OR PARTNERSHIP. The parties agree that
                  nothing contained herein is to be construed as making the parties joint venturers or partners.

         11.14. REMEDIES CUMULATIVE. Each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive of any remedies or rights that may be available to any party at law, in equity or otherwise.

         11.15. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         11.16. SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF. Each party recognizes that, if it fails to perform, observe or discharge any of its obligations under this Agreement, no remedy at law will provide adequate relief to the other party. Therefore, each party is hereby authorized to demand specific performance of this Agreement, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when any other party fails to comply with any of the provisions of this Agreement applicable to it. To the extent permitted by applicable law, each party hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief.

         11.17. SUCCESSORS AND ASSIGNS. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

         11.18. THIRD-PARTY BENEFICIARY. This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under or because of the existence of this Agreement.

                              PINNACLE CONSULTING, INC.



                              By: /s/ Steven G. Twele
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                                  Steven G. Twele, President


                              FUTUREFUEL CORP.



                              By: /s/ Douglas D. Hommert
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                                  Douglas D. Hommert, Executive Vice President


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                                  EXHIBIT A
                                     TO
                              SERVICE AGREEMENT



                    CHARGES FOR EMPLOYEES AND CONSULTANTS

Recipient agrees to pay for below employees or independent consultants of Provider in performing the Services for Recipient in the amounts set forth below.

                       Steve Twele               $400
                       Christopher Schmitt       $250
                       Jessie Yehling            $150
                       Joe Ingram                $250